                                  CERTIFICATION

The undersigned hereby certifies that she is the duly elected Secretary and Chief Administrative Officer of FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, a corporation organized and existing under the laws of the State of New York. The Board of Directors of said FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK did hereby adopt the following resolution at their meeting held November 11, 1994:

Dated this 20th day of March, 1995.

                                      ANITA F. LARSON
                                      ------------------------------------------
                                      Anita F. Larson
                                      Secretary and Chief Administrative Officer

                      FIRST SECURITY BENEFIT LIFE INSURANCE
                        AND ANNUITY COMPANY OF NEW YORK
             RESOLUTION RATIFYING ESTABLISHMENT OF SEPARATE ACCOUNT

RESOLVED, that the resolution of the Board of Directors of Pioneer National Life Insurance Company establishing a Separate Account, the resolution being in the form presented to the meeting, be and hereby is ratified by the Board of Directors of First Security Benefit Life Insurance and Annuity Company of New York and that a copy of that resolution be attached to the minutes of the meeting.

                RESOLUTIONS RE: ESTABLISHMENT OF SEPARATE ACCOUNT

     WHEREAS, Pioneer National Life Insurance Company, a Kansas-domiciled stock life insurance company (the "Company"), anticipates a merger with and into a New York-domiciled stock life insurance company with the New York company being the surviving corporation following such merger;

     WHEREAS, it is desired that the Company establish a funding vehicle for its variable annuity policies;

     WHEREAS, such funding vehicle should be established in compliance with both Kansas law and New York law;

     WHEREAS, Kansas Statutes Annotated Sections 40-436 and 40-437 and New York Insurance Law Sections 4240 permit the establishment of one or more separate accounts;

     NOW, THEREFORE, BE IT RESOLVED, that the Company, shall establish a separate account referred to as herein as the "T. Rowe Price Variable Annuity Account of First Security Benefit Life Insurance and Annuity Company of New York" ("Separate Account") in accordance with and under the provisions of Sections 40-436 and 40-437 of the Kansas Statutes Annotated, and that hereafter Separate Account shall be deemed to be and shall be established as a separate account in accordance with and under the provisions of said Sections 40-436 and 40-437, as heretofore or hereafter amended.

     FURTHER RESOLVED, that in anticipation of the merger of the Company with and into a newly-formed corporation, to be organized under the laws of the State of New York, Separate Account shall be established and operated as a separate account in accordance with the requirements of New York Insurance Law Section 4240, as heretofore or hereafter amended.

     FURTHER RESOLVED, that Separate Account is hereby empowered to:

     (a) to the extent required by the Investment Company Act of 1940, register under such Act and make applications for such exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

     (b) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and, in connection with such registrations, file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;

     (c) provide for the sale of policies issued by the Company as the officers of the Company may deem necessary and appropriate, to the extent such policies provide for allocation of amounts to Separate Account;

     (d) provide for custodial or depository arrangements for assets allocated to Separate Account as the officers of the Company may deem necessary and appropriate including self custodianship or safekeeping arrangements by the Company;

     (e) select an independent public accountant to audit the books and records of Separate Account;

     (f) invest or reinvest the assets of Separate Account in securities issued by the following investment companies registered under the Investment Company Act of 1940 and portfolios thereof: (1) T. Rowe Price International Series, Inc.; (2) T. Rowe Price Equity Series, Inc.; and (3) T. Rowe Price Fixed Income Series, Inc.

     (g)   divide  Separate   Account  into  subaccounts  with  each  subaccount
           investing in shares of designated classes or series of designated investment companies or other appropriate securities; and

     (h) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof;

     FURTHER RESOLVED, that the assets of Separate Account shall be derived solely from (a) the sale of variable annuity products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in connection with the operation of Separate Account;

     FURTHER RESOLVED, that pursuant to New York Insurance Law Section 4240 the assets of Separate Account shall be legally segregated and, to the extent so provided in the applicable agreements, shall not be chargeable with liabilities arising out of any other business of the Company;

     FURTHER RESOLVED, that the Company shall maintain in Separate Account assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity policies;

     FURTHER RESOLVED, that assets allocated to Separate Account shall be valued at their market value at the date as of which valued in accordance with the terms of the variable annuity policies issued by the Company providing for allocation to Separate Account;

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized in their discretion as they may deem appropriate from time to time in accordance with applicable laws and regulations (a) to divide the separate account into subaccounts, (b) to modify or eliminate any such subaccounts, (c) to change the designation of Separate Account to another designation and (d) to designate further any subaccount thereof, and (e) to deregister Separate Account under the Investment Company Act of 1940 and to deregister the policies or units of interest thereunder under the Securities Act of 1933;

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to invest cash from the Company's general account in Separate Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account's operations or to meet any minimum capital requirements under the Investment Company Act of 1940, and to transfer cash or securities from time to time between the Company's general account and Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity policies issued by the Company providing for allocations to Separate Account;

     FURTHER RESOLVED, that pursuant to the Kansas Statutes Annotated Section 40-436(c) and New York Insurance Law Section 4240 the income, gains and losses (whether or not realized) from assets allocated to Separate Account shall, in accordance with any variable annuity policies issued by the Company providing for allocations to Separate Account, be credited to or charged against such Separate Account without regard to other income, gains or losses of the Company;

     FURTHER RESOLVED, that authority is hereby delegated to the Chairman or the President of the Company to adopt procedures providing for, among other things, criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of variable annuity policies issued by the Company providing for allocation to Separate Account with respect to the shares of any investment companies which are held in Separate Account;

     FURTHER RESOLVED, that the officers of the Company are authorized and directed, with the assistance of accountants, legal counsel, and other consultants, to prepare and execute any necessary agreements to enable Separate Account to invest and reinvest the assets of Separate Account in securities issued by any investment companies registered under the Investment Company Act of 1940, or other appropriate securities as the officers of the Company may designate pursuant to the provisions of the variable annuity policies issued by the Company providing for allocations to Separate Account;

     FURTHER RESOLVED, that fiscal year of Separate Account shall end on the 31st day of December each year;

     FURTHER RESOLVED, that the officers of the Company, with the assistance of accountants, legal counsel, and other consultants, are authorized to prepare, execute, and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934;

     FURTHER RESOLVED, that the Company may register under the Securities Act of 1933 variable annuity policies, or units of interest thereunder, under which amounts will be allocated by the Company to Separate Account to support reserves for such policies and, in connection therewith, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to prepare, execute, and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits, and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to take all actions necessary to register Separate Account as a unit investment trust under the Investment Company Act of 1940 and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

     FURTHER RESOLVED, that the Chief Administrative Officer or the President of the Company, or in his or her absence, a Senior Vice President, be and each of them is hereby authorized, empowered and directed to sign a form of Notification of Registration under the 1940 Act, and such Registration Statement as may be required by the 1940 Act and the 1933 Act, in the name of Separate Account by the Company as sponsor and depositor, and that the appropriate officers of the Company be, and they hereby are, fully authorized, empowered and directed to execute and cause to be filed for and on behalf of Separate Account and the Company said Notification of Registration and said Registration Statement, and the appropriate officers of empowered to execute and cause to be filed, for and on behalf of the Separate Account and the Company, and the President and each Senior Vice President of the Company hereby is fully authorized and the Company be, and hereby is, fully authorized and empowered to execute in the name of Separate Account and the Company, such amendments to, and such instruments, exhibits and documents in connection with, said Notification of Registration and Registration Statement, as they, or any of them may upon advice of counsel, deem necessary or advisable;

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to prepare, execute, and file, with the assistance of accountants, legal counsel, and other consultants, with the Securities and Exchange Commission applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940, and to request from the Securities and Exchange Commission no action and interpretative letters, as they may from time to time deem necessary or desirable;

     FURTHER RESOLVED, that the General Counsel of the Company is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices form the Securities and Exchange Commission with respect thereto and to exercise powers given to such agent by the Securities Act of 1933 and the rules thereunder, and any other necessary acts;

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to effect in the name of and on behalf of the Company all such registrations, filings, and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions, as they may deem necessary or appropriate with respect to the Company and with respect to any variable annuity policies under which amounts will be allocated by the Company to Separate Account to support reserves for such policies; such authorization shall include registration, filing, and qualification of the Company and of said policies, as well as registration, filing, and qualification of officers, employees, and agents of the Company as brokers, dealers, agents, salespersons, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge, and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process, and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.

Dated this 25th day of July, 1994 at Topeka, Kansas


GARY EISENBARTH                                HOWARD R. FRICKE
---------------------------------------        ---------------------------------
Gary L. Eisenbarth, Chairman                   Howard R. Fricke

J. PANTAGES                                    MALCOLM E. ROBINSON
---------------------------------------        ---------------------------------
Jeffrey B. Pantages                            Malcolm E. Robinson

RICHARD K RYAN                                 D. J. SCHEPKER
---------------------------------------        ---------------------------------
Rick K Ryan                                    Donald J. Schepker

ROGER K. VIOLA                                 JAMES L. WOODS
---------------------------------------        ---------------------------------
Roger K. Viola                                 James L. Woods